72647711v8 EXHIBIT 4.3 FORM OF GLOBAL SUBORDINATED NOTE 4.75% Fixed to Floating Rate Subordinated Note due April 1, 2032 THIS OBLIGATION (THIS “SUBORDINATED NOTE”) IS NOT A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION (THE “FDIC”) OR ANY OTHER GOVERNMENT AGENCY OR FUND. THE INDEBTEDNESS EVIDENCED BY THIS SUBORDINATED NOTE IS SUBORDINATED AND JUNIOR IN RIGHT OF PAYMENT TO THE CLAIMS OF CREDITORS (OTHER THAN CREDITORS OF EXISTING OR FUTURE SUBORDINATED DEBT) OF CITIZENS COMMUNITY BANCORP, INC. (THE “ISSUER”), INCLUDING OBLIGATIONS OF THE ISSUER TO ITS GENERAL AND SECURED CREDITORS AND IS UNSECURED. IT IS INELIGIBLE AS COLLATERAL FOR ANY EXTENSION OF CREDIT BY THE ISSUER OR ANY OF ITS SUBSIDIARIES. IN THE EVENT OF LIQUIDATION ALL CREDITORS OF THE ISSUER (OTHER THAN CREDITORS OF EXISTING AND FUTURE SUBORDINATED INDEBTEDNESS OF THE ISSUER) SHALL BE ENTITLED TO BE PAID IN FULL WITH SUCH INTEREST AS MAY BE PROVIDED BY LAW BEFORE ANY PAYMENT SHALL BE MADE ON ACCOUNT OF PRINCIPAL OF OR INTEREST ON THIS SUBORDINATED NOTE. AFTER PAYMENT IN FULL OF ALL SUMS OWING TO SUCH CREDITORS, THE HOLDER OF THIS SUBORDINATED NOTE AND THE HOLDERS OF OTHER OBLIGATIONS RANKING PARI PASSU WITH THIS SUBORDINATED NOTE SHALL BE ENTITLED TO BE PAID FROM THE REMAINING ASSETS OF THE ISSUER THE UNPAID PRINCIPAL AMOUNT OF THIS SUBORDINATED NOTE PLUS ACCRUED AND UNPAID INTEREST THEREON BEFORE ANY PAYMENT OR OTHER DISTRIBUTION, WHETHER IN CASH, PROPERTY OR OTHERWISE, SHALL BE MADE ON ACCOUNT OF ANY SHARES OF CAPITAL STOCK OF THE ISSUER. THIS SUBORDINATED NOTE WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN MINIMUM DENOMINATIONS OF $100,000 AND MULTIPLES OF $10,000 IN EXCESS THEREOF. ANY ATTEMPTED TRANSFER OF THIS SUBORDINATED NOTE IN A DENOMINATION OF LESS THAN $100,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF THIS SUBORDINATED NOTE FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF PAYMENTS ON THIS SUBORDINATED NOTE, AND SUCH PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN THIS SUBORDINATED NOTE. THIS IS A GLOBAL NOTE WITHIN THE MEANING OF SECTION 2 OF THE PAYING AGENCY AND REGISTRAR AGREEMENT DATED AS OF MARCH 8, 2022 BETWEEN THE ISSUER AND UMB BANK N.A. AS ISSUING AND PAYING AGENT (THE “PAYING AGENCY AGREEMENT”). UNLESS THIS SUBORDINATED NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATED NOTE ISSUED IN EXCHANGE FOR THIS SUBORDINATED NOTE OR ANY PORTION HEREOF IS

72647711v8 2 REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) PURSUANT TO AND IN ACCORDANCE WITH THE PAYING AGENCY AGREEMENT, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON OTHER THAN DTC OR A NOMINEE THEREOF IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SUBORDINATED NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SUBORDINATED NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SUBORDINATED NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS SUBORDINATED NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THIS SUBORDINATED NOTE MAY BE SOLD ONLY IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS. THIS SUBORDINATED NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAWS. NEITHER THIS SUBORDINATED NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SUBORDINATED NOTE AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) THIS SUBORDINATED NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE ISSUER, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a) (1), (2), (3), (7), (8), (12) AND (13) OF REGULATION D UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL INVESTOR ACQUIRING THE NOTE FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL “ACCREDITED INVESTOR,” IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF $250,000, (IV) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (V) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (VI) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (VI) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF

72647711v8 3 ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SUBORDINATED NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. IN CONNECTION WITH ANY TRANSFER, THE HOLDER OF THIS SUBORDINATED NOTE WILL DELIVER TO THE ISSUER SUCH CERTIFICATES AND OTHER INFORMATION, INCLUDING WITHOUT LIMITATION, AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO THE ISSUER, AS MAY BE REASONABLY REQUIRED BY THE ISSUER TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

1 Date: March 11, 2022 Principal Amount: $[●],000,000 Cert. No. [●] CUSIP: 174903 AD6 CITIZENS COMMUNITY BANCORP, INC. 4.75% Fixed-to-Floating Rate Subordinated Note due April 1, 2032 1. Subordinated Notes. This Subordinated Note is one of an issue of notes of CITIZENS COMMUNITY BANCORP, INC., a Maryland corporation (the “Issuer”), designated as the “4.75% Fixed-to-Floating Rate Subordinated Notes due April 1, 2032” (the “Subordinated Notes”) issued pursuant to that Subordinated Note Purchase Agreement dated as of the date upon which this Subordinated Note was originally issued between the Issuer and the several purchasers of the Subordinated Notes identified in the signature pages thereto (the “Purchase Agreement”). 2. Payment. The Issuer, for value received, promises to pay to Cede & Co., as nominee for The Depository Trust Company, or its registered assigns, the principal sum of [●] Dollars (U.S.) ($[●],000,000), plus accrued but unpaid interest on April 1, 2032 (the “Maturity Date”) and to pay interest thereon (i) from and including the original issue date of the Subordinated Notes to but excluding April 1, 2027 or the earlier redemption date contemplated by Section 9 (Redemption) of this Subordinated Note (the “Fixed Rate Period”), at the rate of 4.75% per annum, computed on the basis of a 360-day year consisting of twelve 30-day months and payable semi- annually in arrears on April 1 and October 1 of each year (each payment date, a “Fixed Interest Payment Date”), beginning October 1, 2022, and (ii) from and including April 1, 2027 to but excluding the Maturity Date or earlier redemption date contemplated by Section 9 (Redemption) of this Subordinated Note (the “Floating Rate Period”), at the rate per annum, reset quarterly, equal to the Floating Interest Rate (as defined below) determined on the Floating Interest Determination Date (as defined below) of the applicable interest period plus 329 basis points, computed on the basis of a 360-day year and the actual number of days elapsed and payable quarterly in arrears (each quarterly period a “Floating Interest Period”) on January 1, April 1, July 1 and October 1 of each year (each payment date, a “Floating Interest Payment Date”). Dollar amounts resulting from this calculation shall be rounded to the nearest cent, with one-half cent being rounded up. The term “Floating Interest Determination Date” means the date upon which the Floating Interest Rate is determined by the Calculation Agent pursuant to the Three-Month Term SOFR Conventions. (a) An “Interest Payment Date” is either a Fixed Interest Payment Date or a Floating Interest Payment Date, as applicable. (b) The “Floating Interest Rate” means: (i) initially Three-Month Term SOFR (as defined below). (ii) Notwithstanding the foregoing clause (i) of this Section 2(b): (1) If the Calculation Agent, determines prior to the relevant Floating Interest Determination Date that a Benchmark Transition Event and its related Benchmark

2 Replacement Date (each of such terms as defined below) have occurred with respect to Three- Month Term SOFR, then the Issuer shall promptly provide notice of such determination to the Noteholders (as defined below) and Section 2(c) (Effect of Benchmark Transition Event) will thereafter apply to all determinations, calculations and quotations made or obtained for the purposes of calculating the Floating Interest Rate payable on the Subordinated Notes during a relevant Floating Interest Period. (2) However, if the Calculation Agent, determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR, but for any reason the Benchmark Replacement has not been determined as of the relevant Floating Interest Determination Date, the Floating Interest Rate for the applicable Floating Interest Period will be equal to the Floating Interest Rate on the last Floating Interest Determination Date for the Subordinated Notes, as determined by the Calculation Agent (as defined below). (iii) If the then-current Benchmark is Three-Month Term SOFR and any of the foregoing provisions concerning the calculation of the interest rate and the payment of interest during the Floating Rate Period are inconsistent with any of the Three-Month Term SOFR Conventions (as defined below) determined by the Issuer, then the relevant Three-Month Term SOFR Conventions will apply. (c) Effect of Benchmark Transition Event. (i) If the Calculation Agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time (as defined below) in respect of any determination of the Benchmark (as defined below) on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Subordinated Notes during the relevant Floating Interest Period in respect of such determination on such date and all determinations on all subsequent dates. (ii) In connection with the implementation of a Benchmark Replacement, the Issuer will have the right to make Benchmark Replacement Conforming Changes from time to time, and such changes shall become effective without consent from the relevant Noteholders or any other party. (iii) Any determination, decision or election that may be made by the Issuer or by the Calculation Agent pursuant to the benchmark transition provisions set forth herein, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non- occurrence of an event, circumstance or date, and any decision to take or refrain from taking any action or any selection: (1) will be conclusive and binding absent manifest error; (2) if made by the Issuer, will be made in the Issuer’s sole discretion;

3 (3) if made by the Calculation Agent, will be made after consultation with the Issuer, and the Calculation Agent will not make any such determination, decision or election to which the Issuer reasonably objects; and (4) notwithstanding anything to the contrary in this Subordinated Note or the Purchase Agreement, shall become effective without consent from the relevant Noteholders or any other party. (iv) For the avoidance of doubt, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, interest payable on this Subordinated Note for the Floating Rate Period will be an annual rate equal to the sum of the applicable Benchmark Replacement and the spread specified on the face hereof. (v) As used in this Subordinated Note: (1) “Benchmark” means, initially, Three-Month Term SOFR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement. (2) “Benchmark Replacement” means the Interpolated Benchmark with respect to the then-current Benchmark; provided that if (a) the Calculation Agent cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date or (b) the then-current Benchmark is Three-Month Term SOFR and a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR (in which event no Interpolated Benchmark with respect to Three-Month Term SOFR shall be determined), then “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Calculation Agent, as of the Benchmark Replacement Date: a. The sum of (i) Compounded SOFR and (ii) the Benchmark Replacement Adjustment; b. the sum of: (i) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (ii) the Benchmark Replacement Adjustment; c. the sum of: (i) the ISDA Fallback Rate and (ii) the Benchmark Replacement Adjustment; d. the sum of: (i) the alternate rate of interest that has been selected by the Issuer as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated floating rate notes at such time and (ii) the Benchmark Replacement Adjustment.

4 (3) “Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Calculation Agent, as of the Benchmark Replacement Date: a. the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement; b. if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; c. the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Issuer giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated floating rate notes at such time. (4) “Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Floating Interest Period,” timing and frequency of determining rates with respect to each Floating Interest Period and making payments of interest, rounding of amounts or tenors and other administrative matters) that the Issuer decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Issuer decides that adoption of any portion of such market practice is not administratively feasible or if the Issuer determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Issuer determines is reasonably necessary). (5) “Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark: a. in the case of clause (a) of the definition of “Benchmark Transition Event,” the relevant Reference Time in respect of any determination; b. in the case of clause (b) or (c) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or c. in the case of clause (d) of the definition of “Benchmark Transition Event,” the date of such public statement or publication of information referenced therein. For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination,

5 the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for purposes of such determination. (6) “Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark: a. if the Benchmark is Three-Month Term SOFR, (i) the Relevant Governmental Body has not selected or recommended a forward-looking term rate for a tenor of three months based on SOFR, (ii) the development of a forward-looking term rate for a tenor of three months based on SOFR that has been recommended or selected by the Relevant Governmental Body is not complete or (iii) the Issuer determines that the use of a forward-looking rate for a tenor of three months based on SOFR is not administratively feasible; b. a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; c. a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or d. a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative. (7) “Calculation Agent” means such bank or other entity (which may be the Issuer or an affiliate of the Issuer) as may be appointed by the Issuer to act as Calculation Agent for the Subordinated Notes during the Floating Rate Period. (8) “Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate being established by the Issuer or its designee in accordance with: a. the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that: b. if, and to the extent that, the Issuer or its designee determines that Compounded SOFR cannot be determined in accordance with clause (a) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by

6 the Issuer or its designee giving due consideration to any industry-accepted market practice for U.S. dollar denominated floating rate notes at such time. For the avoidance of doubt, the calculation of Compounded SOFR will exclude the Benchmark Replacement Adjustment. (9) “Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding Business Day adjustment) as the applicable tenor for the then-current Benchmark. (10) “FRBNY” means the Federal Reserve Bank of New York. (11) “FRBNY’s Website” means the website of the FRBNY at http://www.newyorkfed.org, or any successor source. (12) “Interpolated Benchmark” with respect to the Benchmark means the rate determined for the Corresponding Tenor by interpolating on a linear basis between: (1) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor and (2) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor. (13) “ISDA” means the International Swaps and Derivatives Association, Inc. or any successor thereto. (14) “ISDA Definitions” means the 2006 ISDA Definitions published by the ISDA or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time. (15) “ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor. (16) “ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment. (17) “Reference Time” with respect to any determination of a Benchmark means (1) if the Benchmark is Three-Month Term SOFR, the time determined by the Calculation Agent after giving effect to the Three-Month Term SOFR Conventions, and (2) if the Benchmark is not Three-Month Term SOFR, the time determined by the Calculation Agent after giving effect to the Benchmark Replacement Conforming Changes. (18) “Relevant Governmental Body” means the Board of Governors of the Federal Reserve System (the “Federal Reserve”) and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve and/or the FRBNY or any successor thereto.

7 (19) “SOFR” means the daily Secured Overnight Financing Rate provided by the FRBNY, as the administrator of the benchmark (or a successor administrator), on the FRBNY’s Website. (20) “Term SOFR” means the forward-looking term rate for the Corresponding Tenor based on SOFR that has been selected or recommended by the Relevant Governmental Body. (21) “Term SOFR Administrator” means any entity designated by the Relevant Governmental Body as the administrator of Term SOFR (or a successor administrator). (22) “Three-Month Term SOFR” means the rate for Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any Floating Interest Period, as determined by the Calculation Agent after giving effect to the Three-Month Term SOFR Conventions; provided, however, that if Three-Month Term SOFR determined as provided above would be less than zero percent (0.00%), then the Three- Month Term SOFR shall be deemed to be zero percent (0.00%). (23) “Three-Month Term SOFR Conventions” means any determination, decision or election with respect to any technical, administrative or operational matter (including with respect to the manner and timing of the publication of Three-Month Term SOFR, or changes to the definition of “Floating Interest Period”, timing and frequency of determining Three-Month Term SOFR with respect to each Floating Interest Period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Issuer decides may be appropriate to reflect the use of Three-Month Term SOFR as the Benchmark in a manner substantially consistent with market practice (or, if the Issuer decides that adoption of any portion of such market practice is not administratively feasible or if the Issuer determines that no market practice for the use of Three-Month Term SOFR exists, in such other manner as the Issuer determines is reasonably necessary). (24) “Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment. (d) In the event that any Fixed Interest Payment Date during the Fixed Rate Period falls on a day that is not a Business Day (as defined below), the interest payment due on that date shall be postponed to the next day that is a Business Day and no additional interest shall accrue as a result of that postponement. In the event that any Floating Interest Payment Date during the Floating Rate Period falls on a day that is not a Business Day (as defined below), the interest payment due on that date shall be postponed to the next day that is a Business Day and interest shall accrue to but excluding the date interest is paid. However, if the postponement would cause the day to fall in the next calendar month during the Floating Interest Period, the Floating Interest Payment Date shall instead be brought forward to the immediately preceding Business Day. The term “Business Day” means any day other than a Saturday or Sunday or any other day on which banking institutions in the State of New York are generally authorized or required by law or executive order to be closed.

8 3. Subordination. The indebtedness of the Issuer evidenced by the Subordinated Notes, including the principal and interest on this Subordinated Note, shall be subordinate and junior in right of payment to the prior payment in full of all existing claims of creditors of the Issuer, whether now outstanding or subsequently created, assumed or incurred (collectively, “Senior Indebtedness”), which shall consist of principal of (and premium, if any) and interest, if any, on: (a) all indebtedness of the Issuer for money borrowed, whether or not evidenced by bonds, debentures, securities, notes or other written instruments, and all obligations to the Issuer’s general and secured creditors; (b) any deferred obligations of the Issuer for the payment of the purchase price of property or assets acquired (other than such obligations to trade creditors related to property or assets acquired in the ordinary course of business); (c) all obligations, contingent or otherwise, of the Issuer in respect of any letters of credit, bankers’ acceptances, security purchase facilities and similar credit transactions; (d) any capital lease obligations of the Issuer; (e) all obligations of the Issuer in respect of interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, commodity contracts and other similar arrangements; (f) all obligations of the type referred to in clauses (a) through (e) of other persons for the payment of which the Issuer is responsible or liable as obligor, guarantor or otherwise; and (g) all obligations of the types referred to in clauses (a) through (f) of other persons secured by a lien on any property or asset of the Issuer; except “Senior Indebtedness” does not include (i) the Subordinated Notes, (ii) any obligation that by its terms expressly is junior to, or ranks equally in right of payment with, the Subordinated Notes, or (iii) any indebtedness between the Issuer and any of its subsidiaries or Affiliates. This Subordinated Note is not secured by any assets of the Issuer. “Affiliate” means, with respect to any Person, such Person’s immediate family members, partners, members or parent and subsidiary corporations, and any other Person directly or indirectly controlling, controlled by, or under common control with said Person and their respective Affiliates. “Person” means an individual, a corporation (whether or not for profit), a partnership, a limited liability company, a joint venture, an association, a trust, an unincorporated organization, a government or any department or agency thereof (including a governmental agency) or any other entity or organization. In the event of any bankruptcy, insolvency, dissolution, assignment for the benefit of creditors or any liquidation or winding up of or relating to the Issuer, whether voluntary or involuntary, holders of Senior Indebtedness shall be entitled to be paid in full before any payment shall be made on account of the principal of or interest on the Subordinated Notes, including this Subordinated Note. In the event of any such proceeding, after payment in full of all sums owing with respect to the Senior Indebtedness, the registered holders of the Subordinated Notes from time to time (each a “Noteholder” and collectively, the "Noteholders”), together with the holders of any obligations of the Issuer ranking on a parity with the Subordinated Notes, shall be entitled to be paid from the remaining assets of the Issuer the unpaid principal thereof, and the unpaid interest thereon before any payment or other distribution, whether in cash, property or otherwise, shall be made (i) with respect to any obligation that by its terms expressly is junior to, or ranks equally in right of payment with, the Subordinated Notes, or any indebtedness between the Issuer and any of its subsidiaries or Affiliates or (ii) on account of any capital stock. If there shall have occurred and be continuing (a) a default in any payment with respect to any Senior Indebtedness or (b) an event of default with respect to any Senior Indebtedness as a result of which the maturity thereof is accelerated, unless and until such payment default or event

9 of default shall have been cured or waived or shall have ceased to exist, no payments shall be made by the Issuer with respect to the Subordinated Notes. The provisions of this paragraph shall not apply to any payment with respect to which the immediately preceding paragraph of this Section 3 would be applicable. Nothing herein shall act to prohibit, limit or impede the Issuer from issuing additional debt of the Issuer having the same rank as the Subordinated Notes or which may be junior or senior in rank to the Subordinated Notes. 4. Merger and Sale of Assets. The Issuer shall not merge into another entity, effect a Change in Bank Control, or convey, transfer or lease substantially all of its properties and assets to any person, unless: (a) the continuing entity into which the Issuer is merged or the person which acquires by conveyance or transfer or which leases substantially all of the properties and assets of the Issuer shall be a corporation, association or other legal entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly assumes the due and punctual payment of the principal of and any premium and interest on the Subordinated Notes according to their terms, and the due and punctual performance of all covenants and conditions hereof on the part of the Issuer to be performed or observed; and (b) immediately after giving effect to such transaction, no Event of Default (as defined below), and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing. “Change in Bank Control” means the sale, transfer, lease or conveyance by the Issuer, or an issuance of stock by the Bank, in either case resulting in ownership by the Issuer of less than 80% of the Bank. 5. Events of Default; Acceleration; Compliance Certificate. Notwithstanding any cure periods provided for below, the Issuer shall promptly notify Noteholder in writing when Issuer becomes aware of the happening of any event described below. Regardless of whether Issuer has provided the forgoing notice, each of the following events shall constitute an “Event of Default”: (a) the Issuer fails to pay any principal or installment of interest on this Subordinated Note when due (or, in the case of interest, within fifteen days of its due date); (b) the Issuer materially fails to keep or perform any of its material agreements, undertakings, obligations, covenants or conditions under the Purchase Agreement or this Subordinated Note (other than as provided for under paragraph (a) above) and such failure continues for a period of thirty (30) days after the Issuer has received written notice thereof from the Noteholder; (c) any certification made to the Noteholder pursuant to the Purchase Agreement by the Issuer or otherwise made in writing to Noteholder in connection with or as contemplated by the Purchase Agreement or this Subordinated Note by the Issuer shall be materially incorrect or false as of the delivery date of such certification, or any representation to Noteholder by the Issuer

10 as to the financial condition or credit standing of the Issuer is or proves to be materially false or misleading; (d) the entry of a decree or order for relief in respect of the Issuer by a court having jurisdiction in the premises in an involuntary case or proceeding under any applicable bankruptcy, insolvency, or reorganization law, now or hereafter in effect of the United States or any political subdivision thereof, and such decree or order will have continued unstayed and in effect for a period of 60 consecutive days; (e) the Issuer (i) becomes insolvent or is unable to pay its debts as they mature, (ii) makes an assignment for the benefit of creditors, (iii) admits in writing its inability to pay its debts as they mature, or (iv) ceases to be a bank holding company or financial holding company under the Bank Holding Company Act of 1956, as amended; (f) the commencement by the Company of a voluntary case under any applicable bankruptcy, insolvency or reorganization law, now or hereafter in effect of the United States or any political subdivision thereof, or the consent by the Company to the entry of a decree or order for relief in an involuntary case or proceeding under any such law; and (g) the liquidation of the Issuer (for avoidance of doubt, “liquidation” does not include any merger, consolidation, sale of equity or assets or reorganization (exclusive of a reorganization in bankruptcy) of the Issuer or any of its subsidiaries). Unless the principal of this Subordinated Note already shall have become due and payable, if an Event of Default set forth in subsection (d), (e) or (f) above shall have occurred and be continuing, the Noteholder of this Subordinated Note, by notice in writing to the Issuer, may declare the principal amount of this Subordinated Note to be due and payable immediately and, upon any such declaration the same shall become and shall be immediately due and payable. EXCEPT AS DESCRIBED IN THE PRECEDING SENTENCE, THERE IS NO RIGHT OF ACCELERATION IN THE CASE OF A DEFAULT IN THE PAYMENT OF THE PRINCIPAL OF, PREMIUM, IF ANY, OR INTEREST ON THIS SUBORDINATED NOTE OR IN THE PERFORMANCE OF ANY OTHER OBLIGATION OF THE ISSUER HEREUNDER. The Issuer waives demand, presentment for payment, notice of nonpayment, notice of protest, and all other notices. The Issuer, within 45 calendar days after the receipt of written notice from any Noteholder of the occurrence of an Event of Default with respect to this Subordinated Note, shall mail to all Noteholders, at their addresses shown on the Security Register (as defined in Section 13 below), such written notice of Event of Default, unless such Event of Default shall have been cured or waived before the giving of such notice as certified by the Issuer in writing. 6. Affirmative Covenants of the Issuer. (a) Notice of Certain Events. The Issuer shall provide written notice to the Noteholder of the occurrence of any of the following events within thirty calendar days of the Issuer becoming aware of the occurrence of such event:

11 (i) The total risk-based capital ratio, Tier 1 risk-based capital ratio, common equity Tier 1 risk-based capital ratio or leverage ratio of either the Issuer or Citizens Community Federal National Association (the “Bank”) is less than ten percent (10.0%), eight percent (8.0%), six and one half percent (6.5%) or five percent (5.0%), respectively, as of the end of any calendar quarter; (ii) The Issuer, the Bank or any officer of the Issuer or the Bank, becomes subject to any formal, written regulatory enforcement action; (iii) The ratio of (A) non-accrual loans and any other loans that are ninety (90) days or more past due plus other real estate owned (excluding any such loans that are guaranteed or covered by any governmental agency or government-sponsored entity) to (B) total assets of the Issuer becomes greater than four percent (4.0%), as of the end of any calendar quarter; (iv) The appointment, resignation, removal or termination of the chief executive officer, president, chief operating officer, chief financial officer, chief credit officer, chief lending officer or any director of the Issuer; (v) There is a change in ownership of 25% or more of the outstanding securities of the Issuer entitled to vote for the election of directors; or (vi) The Issuer undertakes the issuance of any additional Indebtedness. (b) Compliance with Laws. The Issuer and each Subsidiary shall comply with the requirements of all laws, regulations, orders and decrees applicable to it or its properties, except for such noncompliance that would not reasonably be expected to result in a material adverse effect (i) in the condition (financial or otherwise), or in the earnings of the Issuer, whether or not arising in the ordinary course of business, or (ii) on the ability of the Issuer to perform its obligations under this Subordinated Note. (c) Taxes and Assessments. The Issuer shall punctually pay and discharge all taxes, assessments, and other governmental charges or levies imposed upon it or upon its income or upon any of its properties; provided, that no such taxes, assessments or other governmental charges need be paid if they are being contested in good faith by the Issuer. (d) Financial Statements; Access to Records. (i) Not later than forty-five (45) days following the end of each fiscal quarter, the Issuer shall provide the Noteholder with copies of the Issuer’s unaudited consolidated balance sheet and statement of income (loss) for and as of the end of such immediately preceding fiscal quarter, provided that the Issuer shall not be obligated to provide Noteholder copies of the Issuer’s financial statements that are included in a Quarterly Report on Form 10-Q that the Issuer has publicly filed with the U.S. Securities and Exchange Commission. Such financial statements shall be prepared in accordance with GAAP applied on a consistent basis throughout the period involved.

12 (ii) Not later than ninety (90) days from the end of each fiscal year, the Issuer shall provide the Noteholder with copies of the Issuer’s audited financial statements consisting of the consolidated balance sheet of the Issuer as of date of the fiscal year end and the related statements of income (loss) and retained earnings, stockholders’ equity and cash flows for the fiscal year then ended, provided that the Issuer shall not be obligated to provide Noteholder copies of the Issuer’s audited financial statements that are included in an Annual Report on Form 10-K that the Issuer has publicly filed with the U.S. Securities and Exchange Commission. Such financial statements shall be prepared in accordance with GAAP applied on a consistent basis throughout the period involved. 7. Negative Covenants of the Issuer. (a) Limitation on Dividends. The Issuer shall not declare or pay any dividend or make any distribution on capital stock or other equity securities of any kind of the Issuer if the Issuer is not “well capitalized” for regulatory purposes immediately prior to the declaration of such dividend or distribution, except for (i) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, any class of the Issuer’s common stock; (ii) the declaration and payment of a dividend of rights to subscribe or purchase shares of the Issuer’s stock in connection with the implementation of a shareholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto; or (iii) dividends payable in shares of the Issuer’s stock or rights to purchase such shares as a result of a reclassification of the Issuer’s capital stock or the exchange or conversion of one class or series of the Issuer’s capital stock for another class or series of the Issuer’s capital stock. 8. Failure to Make Payment. In the event of failure by the Issuer to make any required payment of principal or interest on this Subordinated Note (and, in the case of payment of interest, such failure to pay shall have continued for 15 calendar days), the Issuer will, upon demand of the Noteholder, pay to the Noteholder the amount then due and payable on this Subordinated Note for principal and interest (without acceleration of the Subordinated Note in any manner), with interest on the overdue principal and interest at the rate borne by this Subordinated Note, to the extent permitted by applicable law. If the Issuer fails to pay such amount upon such demand, the Noteholder may, among other things, institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuer and collect the amounts adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer. Upon the occurrence of a failure by the Issuer to make any required payment of principal or interest on the Subordinated Note, or an Event of Default until such Event of Default is cured by the Issuer, the Issuer shall not (a) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Issuer’s capital stock, (b) make any payment of principal or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Issuer that rank equal with or junior to the Subordinated Notes, or (c) make any payments under any guarantee that ranks equal with or junior to the Subordinated Notes, other than to the extent not prohibited under Section 5.2.5 of the Purchase Agreement (as amended from time to time). The limitations imposed by the provisions of this Section 8 shall apply whether or not the Noteholder has notified the Issuer of an Event of Default.

13 9. Redemption. (a) Redemption Prior to Fifth Anniversary. Subject to Section 9(c) hereof, this Subordinated Note shall not be redeemable by the Issuer prior to the fifth anniversary of the date upon which this Subordinated Note was originally issued to Noteholder (the “Issue Date”), except that in the event (i) this Subordinated Note no longer qualifies as Tier 2 Capital (as defined below) as a result of a Tier 2 Capital Event (as defined below), (ii) of a Tax Event (as defined below) or (iii) the Issuer receives an opinion of counsel to Issuer that there is a material risk that the Issuer is or, within 120 days after the receipt of such opinion will be, required to register as an investment company pursuant to the Investment Company Act of 1940, as amended, the Issuer may redeem this Subordinated Note in whole at any time at an amount equal to 100% of the principal amount outstanding plus accrued but unpaid interest and any late fee, if applicable, to but excluding the redemption date. “Tier 2 Capital Event” means the receipt by the Issuer of an opinion of independent bank regulatory counsel that, as a result of (1) any amendment to, or change in, the laws, rules or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the issue date of this Subordinated Note, (2) any proposed change in those laws, rules or regulations that is announced or becomes effective after the issue date of this Subordinated Note, or (3) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules, regulations, policies or guidelines with respect thereto that is announced after the issue date of this Subordinated Note, there exists a material risk that the Issuer will not be entitled to treat the Subordinated Notes then outstanding as Tier 2 capital (or its equivalent) for purposes of capital adequacy guidelines of the Federal Reserve Board, as then in effect and applicable to the Issuer (“Tier 2 Capital”), for so long as any Subordinated Notes are outstanding. “Tax Event” means the receipt by the Issuer of an opinion of counsel to the Issuer that as a result of any amendment to, or change (including any final and adopted (or enacted) prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, there exists a material risk that interest payable by the Issuer on the Subordinated Notes is not, or within 120 days after the receipt of such opinion will not be, deductible by the Issuer, in whole or in part, for United States federal income tax purposes. (b) Redemption on or after Fifth Anniversary. On or after the fifth anniversary of the Issue Date, subject to Section 9(c) hereof, this Subordinated Note shall be redeemable by the Issuer, in whole at any time, or in part from time to time, at a redemption price equal to 100% of the outstanding principal amount to be redeemed, plus accrued but unpaid interest thereon to but excluding the redemption date. (c) Any redemption or prepayment of this Subordinated Note shall be subject to receipt of prior written approval of the FRB (or any successor Federal bank regulatory agency having supervisory authority over the Issuer) and any and all other required federal and state regulatory approvals. In the case of any redemption or prepayment of this Subordinated Note, the Issuer will

14 give the Noteholder notice not less than 30 nor more than 60 calendar days prior to the redemption or prepayment date as to the aggregate principal amount to be redeemed or prepaid. (d) Subject to any required federal and state regulatory approvals and the provisions of this Subordinated Note, the Issuer shall have the right to purchase any of the Subordinated Notes at any time in the open market, private transactions or otherwise. If the Issuer purchases any Subordinated Notes, it may, in its discretion, hold, resell or cancel any of the purchased Subordinated Notes. 10. Global Subordinated Notes. (a) The Issuer shall use its commercially reasonable efforts to provide that the Subordinated Notes owned by Noteholders shall be issued in the form of one or more Global Subordinated Notes (each a “Global Subordinated Note”) registered in the name of The Depository Trust Company or another organization registered as a clearing agency under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and designated as Depositary by the Issuer or any successor thereto (the “Depositary”) or a nominee thereof and delivered to such Depositary or a nominee thereof. (b) Notwithstanding any other provision herein, no Global Subordinated Note may be exchanged in whole or in part for Subordinated Notes registered, and no transfer of a Global Subordinated Note in whole or in part may be registered, in the name of any person other than the Depositary for such Global Subordinated Note or a nominee thereof unless (i) such Depositary advises the Issuer in writing that such Depositary is no longer willing or able to properly discharge its responsibilities as Depositary with respect to such Global Subordinated Note, and no qualified successor is appointed by the Issuer within 90 days of receipt by the Issuer of such notice, (ii) such Depositary ceases to be a clearing agency registered under the Exchange Act and no successor is appointed by the Issuer within 90 days after obtaining knowledge of such event, (iii) the Issuer elects to terminate the book-entry system through the Depositary or (iv) an Event of Default shall have occurred and be continuing. Upon the occurrence of any event specified in clause (i), (ii), (iii) or (iv) of this Section 10(b), the Issuer or its agent shall notify the Depositary and instruct the Depositary to notify all owners of beneficial interests in such Global Subordinated Note of the occurrence of such event and of the availability of Subordinated Notes to such owners of beneficial interests requesting the same. (c) If any Global Subordinated Note is to be exchanged for other Subordinated Notes or canceled in part, or if another Subordinated Note is to be exchanged in whole or in part for a beneficial interest in any Global Subordinated Note, then either (i) such Global Subordinated Note shall be so surrendered for exchange or cancellation as provided in this Section 10 or (ii) the principal amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or canceled, or equal to the principal amount of such other Subordinated Note to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Issuer or, if applicable, the Issuer’s registrar and transfer agent (“Registrar”), whereupon the Issuer or, if applicable, the Registrar, in accordance with the applicable rules and procedures of the Depositary (“Applicable Depositary Procedures”), shall instruct the Depositary or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender or adjustment of a Global Subordinated Note by the Depositary,

15 accompanied by registration instructions, the Issuer shall execute and deliver any Subordinated Notes issuable in exchange for such Global Subordinated Note (or any portion thereof) in accordance with the instructions of the Depositary. (d) Every Subordinated Note executed and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Subordinated Note or any portion thereof shall be executed and delivered in the form of, and shall be, a Global Subordinated Note, unless such Subordinated Note is registered in the name of a person other than the Depositary for such Global Subordinated Note or a nominee thereof. (e) The Depositary or its nominee, as the registered owner of a Global Subordinated Note, shall be the holder of such Global Subordinated Note for all purposes under this Subordinated Note, and owners of beneficial interests in a Global Subordinated Note shall hold such interests pursuant to Applicable Depositary Procedures. Accordingly, any such owner’s beneficial interest in a Global Subordinated Note shall be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Depositary participants. If applicable, the Registrar shall be entitled to deal with the Depositary for all purposes relating to a Global Subordinated Note (including the payment of principal and interest thereon and the giving of instructions or directions by owners of beneficial interests therein and the giving of notices) as the sole holder of the Subordinated Note and shall have no obligations to the owners of beneficial interests therein. The Registrar shall have no liability in respect of any transfers affected by the Depositary. (f) For purposes of clarity, any redemption made pursuant to the terms of this Global Subordinated Note shall be made on a pro rata basis, and, for purposes of a redemption processed through the Depository, on a “Pro Rata Pass-Through Distribution of Principal” basis, among all of the Global Subordinated Notes outstanding at the time thereof. (g) The rights of owners of beneficial interests in a Global Subordinated Note shall be exercised only through the Depositary and shall be limited to those established by law and agreements between such owners and the Depositary and/or its participants. (h) No holder of any beneficial interest in any Global Subordinated Note held on its behalf by a Depositary shall have any rights with respect to such Global Subordinated Note, and such Depositary may be treated by the Issuer and any agent of the Issuer as the owner of such Global Subordinated Note for all purposes whatsoever. Neither the Issuer nor any agent of the Issuer will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Subordinated Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Notwithstanding the foregoing, nothing herein shall prevent the Issuer or any agent of the Issuer from giving effect to any written certification, proxy or other authorization furnished by a Depositary or impair, as between a Depositary and such holders of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depositary (or its nominee) as holder of any Subordinated Note. (i) The Issuer, within 30 calendar days after the receipt of written notice from the Noteholder or any other holder of the Subordinated Notes of the occurrence of an Event of Default

16 with respect to this Subordinated Note, shall mail to all the Noteholders, at their addresses shown on the Security Register (as defined in Section 13 below), such written notice of Event of Default, unless such Event of Default shall have been cured or waived before the giving of such notice as certified by the Issuer in writing. 11. Payment Procedures. Payment of the principal and interest payable on the Maturity Date will be made by check, or by wire transfer in immediately available funds to a bank account in the United States designated by the registered Noteholder of this Subordinated Note if such Noteholder shall have previously provided wire instructions to the Issuer, upon presentation and surrender of this Subordinated Note at the Payment Office (as defined in Section 16 below) or at such other place or places as the Issuer shall designate by notice to the registered Noteholders as the Payment Office, provided that this Subordinated Note is presented to the Issuer in time for the Issuer to make such payments in such funds in accordance with its normal procedures. Payments of interest (other than interest payable on the Maturity Date) shall be made by wire transfer in immediately available funds or check mailed to the registered Noteholder, as such person’s address appears on the Security Register. Interest payable on any Interest Payment Date shall be payable to the Noteholder in whose name this Subordinated Note is registered at the close of business on March 15, June 15, September 15 or December 15, as the case may be (whether or not a Business Day), next preceding such Interest Payment Date (such date being referred to herein as the “Regular Record Date”) for such Interest Payment Date, except that interest not paid on the Interest Payment Date, if any, will be paid to the Noteholder in whose name this Subordinated Note is registered at the close of business on a special record date fixed by the Issuer (a “Special Record Date”), notice of which shall be given to the Noteholder not less than ten (10) calendar days prior to such Special Record Date. (The Regular Record Date and Special Record Date are referred to herein collectively as the “Record Dates”). To the extent permitted by applicable law, interest shall accrue, at the rate at which interest accrues on the principal of this Subordinated Note, on any amount of principal or interest on this Subordinated Note not paid when due. All payments on this Subordinated Note shall be applied first against costs and expenses of the Noteholder hereunder; then against interest due hereunder; and then against principal due hereunder. Noteholder acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Subordinated Note and all interest hereon shall be pari passu in right of payment and in all other respects to the other Subordinated Notes. In the event Noteholder receives payments in excess of its pro rata share of the Issuer’s payments to the holders of all of the Subordinated Notes, then Noteholder shall hold in trust all such excess payments for the benefit of the holders of the other Subordinated Notes and shall pay such amounts held in trust to such other holders upon demand by such holders. 12. Form of Payment. Payments of principal and interest on this Subordinated Note shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. 13. Registration of Transfer, Security Register. Except as otherwise provided herein, this Subordinated Note is transferable in whole or in part, and may be exchanged for a like aggregate principal amount of Subordinated Notes of other authorized denominations, by the Noteholder in person, or by his attorney duly authorized in writing, at the Payment Office. The Issuer shall maintain a register providing for the registration of the Subordinated Notes and any

17 exchange or transfer thereof (the “Security Register”). Upon surrender or presentation of this Subordinated Note for exchange or registration of transfer, the Issuer shall execute and deliver in exchange therefor a Subordinated Note or Subordinated Notes of like aggregate principal amount, each in a minimum denomination of $100,000 or any amount in excess thereof which is an integral multiple of $10,000 (and, in the absence of an opinion of counsel satisfactory to the Issuer to the contrary, bearing the restrictive legend(s) set forth hereinabove) and that is or are registered in such name or names requested by the Noteholder. Any Note presented or surrendered for registration of transfer or for exchange shall be duly endorsed and accompanied by a written instrument of transfer in such form as is attached hereto and incorporated herein, duly executed by the Noteholder or its attorney duly authorized in writing, with such tax identification number or other information for each person in whose name a Subordinated Note is to be issued, and accompanied by evidence of compliance with any restrictive legend(s) appearing on such Subordinated Note or Subordinated Notes as the Issuer may reasonably request to comply with applicable law. No exchange or registration of transfer of this Subordinated Note shall be made on or after the fifteenth day immediately preceding the Maturity Date. 14. Charges and Transfer Taxes. No service charge (other than any cost of delivery) shall be imposed for any exchange or registration of transfer of this Subordinated Note, but the Issuer may require the payment of a sum sufficient to cover any stamp or other tax or governmental fee or charge that may be imposed in connection therewith (or presentation of evidence that such tax, charge or fee has been paid). 15. Ownership. Prior to due presentment of this Subordinated Note for registration of transfer, the Issuer may treat the Noteholder in whose name this Subordinated Note is registered in the Security Register as the absolute owner of this Subordinated Note for receiving payments of principal and interest on this Subordinated Note and for all other purposes whatsoever, whether or not this Subordinated Note be overdue, and the Issuer shall not be affected by any notice to the contrary. 16. Notices. All notices to the Issuer under this Subordinated Note shall be in writing and addressed to the Issuer at its address forth in Section 8.5 of the Purchase Agreement, or to such other address as the Issuer may notify to the Noteholder (the “Payment Office”), and delivered in accordance with, and effective as provided in, Section 8.5 of the Purchase Agreement. All notices to the Noteholders shall be in writing and sent by first-class mail to each Noteholder at his or its address as set forth in the Security Register. 17. Denominations. The Subordinated Notes are issuable only as fully registered Notes without interest coupons in minimum denominations of $100,000 or any amount in excess thereof which is an integral multiple of $10,000. 18. Absolute and Unconditional Obligation of the Issuer. No provisions of this Subordinated Note shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal and interest on this Subordinated Note at the times, places and rate, and in the coin or currency, herein prescribed. 19. Waiver and Consent. Any consent or waiver given by the Noteholder of this Subordinated Note shall be conclusive and binding upon such Noteholder and upon all future

18 Noteholders of this Subordinated Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Subordinated Note. This Subordinated Note may be also amended or waived pursuant to, and in accordance with, the provisions of Section 8.3 of the Purchase Agreement. If all or any portion of the Subordinated Notes ceases to be deemed to be Tier 2 Capital, other than due to the limitation imposed on the capital treatment of subordinated debt during the five (5) years immediately preceding the Maturity Date of the Subordinated Notes, the Issuer will immediately notify the Noteholder, and thereafter the Issuer and the Noteholder will work together in good faith to execute and deliver all agreements as reasonably necessary in order to restructure the applicable portions of the obligations evidenced by this Subordinated Note to qualify as Tier 2 Capital, if requested by the issuer. (a) No delay or omission of the Noteholder to exercise any right or remedy accruing upon any Event of Default shall impair such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. (b) Any insured depository institution which shall be a Noteholder of this Subordinated Note or which otherwise shall have any beneficial ownership interest in this Subordinated Note shall, by its acceptance of such Note (or beneficial interest therein), be deemed to have waived any right of offset with respect to the indebtedness evidenced thereby. 20. Further Issues. The Issuer may, without the consent of the holders of the Subordinated Notes, create and issue additional notes having the same terms and conditions of the Subordinated Notes (except for the Issue Date and issue price) so that such further notes shall be consolidated and form a single series with the Subordinated Notes. 21. Governing Law; Interpretation. This Subordinated Note shall be governed by and construed in accordance with applicable federal law and the laws of the State of New York, without regard to conflict of laws principles of said state. This Subordinated Note is intended to meet the criteria for qualification of the outstanding principal as Tier 2 capital under the regulatory guidelines of the FRB, and the terms hereof shall be interpreted in a manner to satisfy such intent. 22. Priority. The Subordinated Notes rank pari passu among themselves and pari passu, in the event of any insolvency proceeding, dissolution, assignment for the benefit of creditors, reorganization, restructuring of debt, marshaling of assets and liabilities or similar proceeding or any liquidation or winding up of the Issuer, with all other present or future unsecured subordinated debt obligations of the Issuer, except any unsecured subordinated debt that, pursuant to its express terms, is senior or subordinate in right of payment to the Subordinated Notes. 23. Status as Collateral. The obligation evidenced by this Subordinated Note is ineligible as collateral for a loan by the Issuer or any subsidiary of the Issuer. 24. Defined Terms. Any capitalized term used herein and not otherwise defined shall have the meaning ascribed to it in the Purchase Agreement. 25. Successors and Assigns. This Subordinated Note shall be binding upon the Issuer and inure to the benefit of the Noteholder and its respective successors and permitted assigns. The

19 Noteholder may assign all, or any part of, or any interest in, the Noteholder’s rights and benefits hereunder at any time without notice to or consent of the Issuer. To the extent of any such assignment, such assignee shall have the same rights and benefits against the Issuer. The Issuer shall not assign this Subordinated Note or its obligations hereunder except as provided in Section 4 hereof or with the prior written consent of the Noteholder. [Signature Page Follows]

72647711v8 [Signature Page to Subordinated Note] IN WITNESS WHEREOF, the undersigned has caused this Subordinated Note to be duly executed and attested and its corporate seal to be hereunto affixed. CITIZENS COMMUNITY BANCORP, INC. By: Stephen M. Bianchi President and Chief Executive Officer ATTEST: Name: Title:

21 PAYING AGENT’S CERTIFICATE OF AUTHENTICATION This is the Global Note for the 4.75% Fixed to Floating Rate Subordinated Notes due April 1, 2032 issued by Citizens Community Bancorp, Inc. pursuant to a Subordinated Note Purchase Agreement dated March 11, 2022 and the Paying Agency and Registrar Agreement dated March 11, 2022. This Certificate of Authentication must accompany any security issued pursuant to the offering in order to be a valid security. UMB BANK NATIONAL ASSOCIATION __________________________________

ASSIGNMENT FORM To assign this Subordinated Note, fill in the form below: I or we assign and transfer this Subordinated Note to: (Print or type assignee’s name, address and zip code) (Insert assignee’s social security or tax I.D. No.) and irrevocably appoint _______________________________ agent to transfer this Subordinated Note on the books of Citizens Community Bancorp, Inc. (the “Issuer”). The agent may substitute another to act for him. Date: Your Signature: Signature Guarantee: (Signature must be guaranteed) Sign exactly as your name appears on the other side of this Subordinated Note. The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The signatory hereto hereby certifies that it is / is not an Affiliate of the Issuer and that, to its knowledge, the proposed transferee is / is not an Affiliate of the Issuer. In connection with any transfer or exchange of any of the Subordinated Note(s) evidenced by this certificate occurring prior to the date that is one year after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Issuer or any Affiliate of the Issuer, the undersigned confirms that such Notes are being:

(1) acquired for the undersigned’s own account, without transfer; or (2) transferred to the Issuer; or (3) transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”); or (4) transferred pursuant to an effective registration statement under the Securities Act; or (5) transferred pursuant to and in compliance with Regulation S under the Securities Act; or (6) transferred to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished a signed letter containing certain representations and agreements; or (7) transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933, as amended. Unless one of the boxes is checked, the Issuer will refuse to register any of the Subordinated Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Issuer may require, prior to registering any such transfer of the Subordinated Notes, in its sole discretion, such legal opinions, certifications and other information as the Issuer may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended, such as the exemption provided by Rule 144 under such Act. Signature Signature Guarantee: Signature (must be guaranteed) Signature The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

TO BE COMPLETED BY PURCHASER IF BOX (1) OR (3) ABOVE IS CHECKED. The undersigned represents and warrants that it is purchasing this Subordinated Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A. Signature Date: _______________________